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                                                                    EXHIBIT 4.28



                              THIRD AMENDMENT TO
                         REGISTRATION RIGHTS AGREEMENT

          AMENDMENT, dated July 19, 2000 (this "Third Amendment Agreement"), among Outboard Marine Corporation, a Delaware corporation (the "Company"), Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), Greenlake Holdings II LLC, a Delaware limited liability company ("Greenlake II"), Greenlake Holdings III LLC, a Delaware limited liability company ("Greenlake III"), Greenlake Holdings IV LLC, a Delaware limited liability company ("Greenlake IV"), Greenlake Holdings V LLC, a Delaware limited liability company ("Greenlake V") and Greenmarine Holdings LLC, a Delaware limited liability company ("Greenmarine") to that certain REGISTRATION RIGHTS AGREEMENT, dated January 28, 2000, as amended by an Amendments dated May 2, 2000 and May 31, 2000 (the "Existing Agreement"), among the Company, QIP, Greenlake II, Greenlake III and Greenmarine. Unless otherwise set forth in this Third Amendment Agreement, capitalized terms have the respective meanings assigned to them in the Existing Agreement.

          WHEREAS, the the parties entered into the Existing Agreement in connection with (i) the acquisition by QIP and Greenlake II on January 28, 2000 of an aggregate of 650,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and warrants (the "January 28 Warrants") to purchase an aggregate of 5,750,000 shares of the Company's Common Stock, (ii) the acquisition by QIP and Greenlake III on May 2, 2000 of $15,000,000 aggregate principal amount of the Company's Subordinated Notes due June 1, 2000 (the "Subordinated Notes"), which Subordinated Notes are convertible, under certain circumstances, into shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and warrants (the "May 2 Warrants"), and (iii) the acquisition by QIP and Greenlake III on May 31, 2000 of an aggregate of 200,000 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and warrants (the "May 31 Warrants" and together with the January 28 Warrants and the May 2 Warrants, the "Existing Warrants") to purchase an aggregate of 846,154 shares of the Company's Common Stock, in order to grant to the holders of such securities certain registration rights with respect thereto; and

          WHEREAS, Greenlake III has assigned its right to acquire certain securities governed by the Existing Agreement to Greenlake IV; and

          WHEREAS, the Company proposes to issue and sell to QIP and Greenlake V or their affiliates an aggregate of 200,000 shares of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), and warrants (the "New Warrants") to purchase an aggregate of 846,154 shares of the Company's Common Stock pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement, dated the date hereof (the "Series D Preferred
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                                                                               2

Stock Purchase Agreement"), among the Company, QIP and Greenlake V (and, with respect to Article IX thereof, Greenlake III); and

          WHEREAS, in order to induce each of QIP and Greenlake V to purchase the Series D Preferred Stock and New Warrants from the Company, the Company has agreed to amend the Existing Agreement to grant registration rights with respect to the shares of Common Stock issuable upon exercise of the New Warrants or upon conversion of the shares of Series D Preferred Stock;

          WHEREAS, the Existing Agreement provides that the Existing Agreement may amended by an amendment in writing signed by the Company and the Stockholders holding Registrable Securities representing at least a majority of the aggregate number of Registrable Securities owned by all of the Stockholders; and

          WHEREAS, QIP, Greenlake II, Greenlake III and Greenmarine hold, in the aggregate, in excess of a majority of the aggregate number of Registrable Securities owned by all of the Stockholders;

          NOW, THEREFORE, the Company, QIP, Greenlake II, Greenlake III and Greenmarine hereby agree to amend the Existing Agreement as follows:

          1.  Amendments to Section 1 of the Existing Agreement (Definitions)  .
Section 1 of the Existing Agreement is hereby amended to delete the definitions contained therein of the terms "Amendment Agreement," "Existing Agreement," "Existing Warrants," Existing Agreement," "New Warrants," "Preferred Stock," "Registrable Securities" and "Stockholders" in their entirety and to add the following additional definitions:

               "Existing Agreement" is defined in the preamble to the Third Amendment Agreement.

               "Existing Warrants" is defined in the first recital of the Third Amendment Agreement.

               "Greenlake IV" is defined in the preamble to the Third Amendment Agreement.

               "Greenlake V" is defined in the preamble to the Third Amendment Agreement.

               "New Warrants" is defined in the third recital of the Third Amendment Agreement.
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                                                                               3

               "Preferred Stock" means the shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

               "Registrable Securities" means each of the following: (a) any and all shares of Common Stock owned by the Designated Holders after giving effect to the consummation of the transactions contemplated by the Series D Preferred Stock Purchase Agreement or issued or issuable to such Designated Holders upon conversion of shares of Preferred Stock (including, without limitation, shares of Common Stock issued or issuable upon conversion of any shares of Series B Preferred Stock which may be issued upon conversion of the Subordinated Notes) or exercise of the Warrants and (b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

               "Series D Preferred Stock" is defined in the third recital of the Third Amendment Agreement.

               "Series D Preferred Stock Purchase Agreement" is defined in the third recital of the Third Amendment Agreement.

               "Stockholders" means each of QIP, Greenlake II, Greenlake III, Greenlake IV, Greenlake V and Greenmarine and any transferee of any of them to whom Registrable Securities are transferred in accordance with Section 10(f) of this Agreement.

               "Third Amendment Agreement" means the Amendment, dated July __, 2000, among the Company, QIP, Greenlake II, Greenlake III, Greenlake IV and Greenlake V and Greenmarine, to this Agreement.


          2.    Amendments to Section 10 of the Exiting Agreement
(Miscellaneous).

               (a) Section 10(k) of the Existing Agreement is hereby amended and restated to read in its entirety as follow:

                    (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Stock Purchase Agreement, the Subordinated Notes Purchase Agreement, the Preferred Stock Purchase Agreement, the Series D Preferred Stock Purchase Agreement and the Stockholders' Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.
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                                                                               4

               (b) Section 10(m) of the Existing Agreement is hereby amended and restated to read in its entirety as follow:

                    (m) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Stock Purchase Agreement, the Subordinated Notes Purchase Agreement, the Preferred Stock Purchase Agreement, the Series D Preferred Stock Purchase Agreement or the Stockholders' Agreement.

          3.    Miscellaneous.
                -------------

                3.1 Headings. The headings in this Third Amendment Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                3.2 GOVERNING LAW. THIS THIRD AMENDMENT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

                3.3 Continuation of Existing Agreement. Any reference in the Existing Agreement to "this Agreement" of "hereof" or using words of similar meaning, shall be deemed to refer to the Existing Agreement as amended by this Third Amendment Agreement. Except as specifically amended hereby, the Existing Agreement shall continue in full force and effect in accordance with its terms.


                 [Remainder of Page Intentionally Left Blank]


     IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Third Amendment Agreement on the date first written above.

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                                                                               5


                      OUTBOARD MARINE CORPORATION


                      By:  /s/ Eric T. Martinez
                           ------------------------
                           Name:  Eric T. Martinez
                           Title: Sr. Vice President Finance and Treasurer

                      QUANTUM INDUSTRIAL PARTNERS LDC


                      By:  /s/ Michael C. Neus
                           -------------------
                           Name:   Michael C. Neus
                           Title:  Attorney in Fact

                      GREENLAKE HOLDINGS II LLC

                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President

                      GREENLAKE HOLDINGS III LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title:  Vice President

                      GREENLAKE HOLDINGS IV LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President

                      GREENLAKE HOLDINGS V LLC


                      By:  /s/ Gary K. Duberstein
                           ----------------------
                           Name:  Gary K. Duberstein
                           Title: Vice President

                      GREENMARINE HOLDINGS LLC


                      By:  /s/ Michael C. Neus
                           -------------------
                           Name:  Michael C. Neus
                           Title: Attorney in Fact